Exhibit 99.2

FORM OF PROXY CARD

JAVELIN PHARMACEUTICALS, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2010

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of JAVELIN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated                     , 2010, and hereby constitutes and appoints Martin J. Driscoll and Stephen J. Tulipano, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote, with the same force and effect as the undersigned, all shares of the Company’s common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at                             , on                     , 2010, at         , local time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

JAVELIN PHARMACEUTICALS, INC.

                    , 2010

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROXY VOTING INSTRUCTIONS

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

OR

TELEPHONE — Call toll-free [                    ] in the United States or [            ] from foreign countries and follow the instructions. Have your proxy card available when you call.

OR

INTERNET — Access “[            ]” and follow the on-screen instructions. Have your proxy card available when you access the web page.

OR

IN PERSON — You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at [            ] in the United States or [            ] from foreign countries or [            ] up until 11:59 PM Eastern Time the day before the cut-off or special meeting date.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				•☐•

		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, dated as of December 18, 2009, by and among Myriad Pharmaceuticals, Inc, MPI Merger Sub, Inc., Javelin Pharmaceuticals, Inc. and Frederick E. Pierce, II, as stockholder representative.	☐	☐	☐

2.	Upon failure to collect sufficient votes to approve Proposal No. 1 set forth above, to adjourn the special meeting for the purpose of soliciting additional proxies to approve Proposal No. 1.	☐	☐	☐

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the two proposals.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.